                         BAYNET, LTD. AND SUBSIDIARIES
                      (FORMERLY BAYOU INTERNATIONAL, LTD)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  BAYNET, LTD.

               (Under section 242 of the General Corporation Law)

Baynet, Ltd., a corporation organised and existing under the General Corporations Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  FIRST:     The name of the Corporation is Baynet, Ltd.

                  SECOND: The Certificate of Incorporation is hereby amended by striking out Article "I" thereof and by substituting in lieu of said Article the following provisions:

                               "1. The name of the Corporation (the
                                   "Corporation") is Bay Resources Ltd."

                  THIRD: The Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provision of Section 228 and 242 of the General Corporations Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 17th day of October, 2000.

ATTEST:

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
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Ian R Currie                                   ---------------------------------------------
Director                                       Peter J Lee
                                               Director & Secretary
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